Exhibit 10.5
____________________________ [Space Above This Line For Recording Data] _____________________________
CONSTRUCTION LOAN MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS
AND FIXTURE FINANCING STATEMENT
     THIS CONSTRUCTION LOAN MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FINANCING STATEMENT (“Mortgage”) is made as of September 20th, 2007, by ONE EARTH ENERGY, LLC, an Illinois limited liability company (“Mortgagor”), whose address is 1306 West 8th Street, Gibson City, Illinois 60936-0546, in favor of FIRST NATIONAL BANK OF OMAHA, a National Banking Association, in its capacity as the administrative agent and collateral agent under the Loan Agreement (as herein defined) (“Mortgagee”), whose address is 1620 Dodge Street, Stop 1050, Omaha, Nebraska 68197-1050.
RECITALS
     A. Mortgagor and Mortgagee have entered into that certain Construction Loan Agreement dated of even date herewith (as the same may be modified, amended or restated from time to time, the “Loan Agreement”), pursuant to which Mortgagee has extended to Mortgagor (i) a Construction Loan in the maximum principal amount of $100,000,000.00 evidenced by a Construction Note of even date herewith, (ii) a revolving line of credit in the maximum principal amount of $10,000,000.00 evidenced by a Revolving Note of even date herewith, (iii) a promissory note of even date herewith supporting the issuance, for the account of Mortgagor, of letters of credit up to a maximum amount outstanding of $1,000,000.00 and (iv) Swap Contracts with an additional exposure to Mortgagee, with the Construction Note available to be permanently financed by the Fixed Rate Note, Variable Rate Note and Long Term Revolving Note (as such terms are defined in the Loan Agreement) all as more fully described in the Loan Agreement. The foregoing financial accommodations and credit facilities shall be collectively referred to in this Mortgage as the “Loans”. The total principal amount secured by this Mortgage is $119,750,000.00, or so much thereof as may have been advanced and/or readvanced now or in the future at variable and/or fixed rates of interest to or for the benefit of the Mortgagee and remains unpaid from time to time, plus the amount of any protective advances made by Mortgagee as provided for in this Mortgage or any other Loan Document.
     B. The Loans are payable and to be performed in accordance with the terms of the notes evidencing the same and the Loan Agreement, with the entire unpaid balance of the Loans to mature and be due and payable in full not later than July 31, 2014 (the “Maturity Date”), unless extended by Mortgagor and Mortgagee.
     C. Mortgagor has agreed to mortgage the Mortgaged Property (as herein defined) to Mortgagee to secure the Loans and the Obligations (as defined below).
     D. The obligations secured by this Mortgage (the “Obligations”) are as follows:
     (i) the Loans, including without limitation, future advances made by Mortgagee to Mortgagor, Mortgagor’s obligations in respect of the due and punctual payment of principal and interest on the Loans when and as due, whether by acceleration or otherwise and all fees, expenses, indemnities, reimbursements, guaranties and other obligations of Mortgagor under the Loans, Loan Agreement and the other Loan Documents, in all cases whether now existing or hereafter arising or incurred;
     (ii) all other amounts payable by Mortgagor under the Loans, Loan Agreement or other Loan Documents as the same now exist or may hereafter be amended; and
     (iii) all obligations of Mortgagor under this Mortgage, including, but not limited to, any protective advances advanced by Mortgagee under this Mortgage to protect and preserve the Mortgaged Property and the lien and security interest created by this Mortgage.
     The Obligations include, and this Mortgage secures, future obligations and advances under the Loans and protective advances made under this Mortgage or the Loan Documents and future modifications, extensions and renewals of the Loans and Obligations secured by this Mortgage. The total amount of obligations and advances secured by this Mortgage may decrease or increase from time to time, but at no time shall the total principal amount of obligations and advances secured hereby, not including sums expended or incurred for the reasonable protection of the security interest hereby created in the Mortgaged Property, exceed the sum of $119,750,000.00.
     NOW, THEREFORE, Mortgagor, in consideration of the Mortgagee advancing the Loans and making such funds available to Mortgagor, and to secure the payment and performance of the Obligations, hereby irrevocably and unconditionally MORTGAGES AND WARRANTS to Mortgagee, its successors and assigns, forever, with right of entry and possession, and grants to Mortgagee, its successors and assigns, a mortgage and security interest in the land and any buildings, plants, facilities or improvements of any kind (collectively, “Improvements”), now existing or hereafter constructed or placed thereon, described in Exhibit

A attached hereto and all mineral rights, hereditaments, easements and appurtenances thereto (collectively the “Land”), along with all the following, all of which together with the Land is called the “Mortgaged Property” in this Mortgage:
     (a) All and singular the tenements, hereditaments, servitudes, easements, appurtenances, passages, rights of ingress and egress, licenses, permits, development rights, rights of use or occupancy, waters, water courses, all of Mortgagor’s rights and interests under federal, state and local laws to all water and rights, permits or licenses to use or discharge water, riparian rights, mineral rights, sewer rights, rights in trade names, licenses, permits and contracts, and all other rights, liberties and privileges of any kind or character in any way now or hereafter appertaining, relating or applicable to the Land or any Improvements thereon, including but not limited to, homestead and any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof;
     (b) The land lying within any street, alley, avenue, roadway or right-of-way open or proposed or hereafter vacated in front of or adjoining the Land; and all right, title and interest, if any, of Mortgagor in and to any strips and gores adjoining or used in connection with the Land;
     (c) All agreements, ground leases, grants of easements or rights-of-way, permits, declarations of easements, conditions or restrictions, disposition and development agreements, planned unit development agreements, plats, subdivision plans, permits and approvals, and all other documents affecting the Land and/or Improvements;
     (d) All right, title and interest of Mortgagor in any and all buildings and improvements of every kind and description now or hereafter erected or placed on the said Land and all materials intended for construction, reconstruction, alteration and repairs of such buildings and improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Mortgaged Property immediately upon the delivery thereof to the Mortgaged Property or upon any earlier acquisition thereof by Mortgagor, and all fixtures now or hereafter owned by Mortgagor and attached to or contained in and used or acquired for use in connection with the Mortgaged Property including, but not limited to, all heating, lighting, refrigerating, ventilating, air-conditioning, air-cooling, fire extinguishing, plumbing, cleaning, telephone, communications and power equipment, systems and apparatus; and all elevators, switchboards, motors, pumps, screens, awnings, floor coverings, cabinets, partitions, conduits, ducts and compressors; and all cranes and craneways, oil storage, sprinkler/fire protection and water service equipment; and also including any of such property stored on the Land or Improvements or in warehouses and intended to be used in connection with or incorporated into the Land or Improvements or for the pursuit of any other activity in which Mortgagor may be engaged on the Land or Improvements, and including without limitation all tools, cabinets, awnings, window shades, venetian blinds, drapes and drapery rods and brackets, screens, carpeting and other window and floor coverings, decorative fixtures, plants, cleaning apparatus, and cleaning equipment, refrigeration equipment, generators, cables, telecommunication cables, antennas and systems, computers, software, books, supplies, kitchen equipment, appliances, tractors, lawn mowers, ground sweepers and tools, together with all substitutions, accessions, repairs, additions and replacements to any of the foregoing and all other items of furniture, furnishings, equipment and personal property owned by Mortgagor used or useful in the operation of the Mortgaged Property, including, but not limited to, such equipment and personal property used in the production of ethanol and the treatment and storage thereof and in any byproducts; and all renewals or replacements of all of the aforesaid property owned by Mortgagor or articles in substitution therefor, whether or not the same are or shall be attached to said buildings or improvements in any manner; it being mutually agreed, intended and declared that all the aforesaid property owned by Mortgagor and placed by it on the Land or Improvements or used or acquired for use in connection with the operation or maintenance of the Mortgaged Property shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be Land and covered by this Mortgage, and as to any of the property aforesaid which does not form a part and parcel of the Land or does not constitute a “fixture” (as such term is defined in the UCC, defined below) this Mortgage is hereby deemed to be, as well, a security agreement under the UCC for the purpose of creating hereby a security interest in such property which Mortgagor hereby grants to Mortgagee as secured party, and all inventory, office supplies, machinery, apparatus, systems and equipment used or useful in the production of ethanol at the Mortgaged Property, all as now owned or hereafter acquired by Mortgagor;
     (e) All leases of the Land or Improvements or any part thereof, whether now existing or hereafter entered into (the “Leases”), and all right, title and interest of Mortgagor thereunder, including rents, cash and security deposits under any such Leases and all guaranties of any Tenant’s obligations under any such Leases or other similar supports of a Tenant’s obligations under a Lease;
     (f) Any and all awards, payments or insurance proceeds, including interest and unearned premiums thereon, and the right to receive the same, which may be paid or payable with respect to the Land or Improvements or other properties described above as a result of: (1) the exercise of the right of eminent domain or action in lieu thereof; or (2) the alteration of the grade of any street; or (3) any fire, casualty, accident, damage or other injury to or decrease in the value of the Land or Improvements or other properties described above, to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by Mortgagor or Mortgagee, and of the reasonable counsel fees, costs and disbursements incurred by Mortgagor or Mortgagee in connection with the collection of such award, payment or proceeds. Mortgagor agrees to execute and deliver, from time to time, such further instruments as may be requested by Mortgagee to confirm such assignment to Mortgagee of any such award, payment or proceeds;
     (g) All licenses, permits (including, but not limited to, building permits), authorizations, certificates, variances, consents, approvals and other permits or licenses now or hereafter acquired pertaining to the Land or any Improvements thereon or which relate to the construction of the Improvements and/or the use, occupancy, development, leasing, operation or servicing of the Land, including, but not limited to air and water discharge permits, environmental permits and licenses required for the production, storage and/or transport of ethanol and its byproducts, above ground storage tank licenses and permits, and all estate, right, title and interest of Mortgagor in, to, under or derived from all present or future development, construction, operation or use of the Land or any improvements thereon;
     (h) All intangible personal property relating to the Land and/or Improvements, business records, trade names, trademarks, service marks, logos, claims for refunds or rebates of taxes, tax abatements, tax credits, money, deposit accounts, accounts and general and payment intangibles;
     (i) Any and all water and water rights, minerals, oil, gas, or any rights thereto;
     (j) Together with all plans, drawings and specifications relating to the Mortgaged Property and the construction of the Improvements, all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from any governmental entity with respect to the Mortgaged Property; and all other interests of every kind and character that Mortgagor now has or at any time hereafter acquires in and to the Mortgaged Property;
     (k) All studies, tests, investigations, and reports of any kind relating to the soils or conditions of the soils of the Land and the suitability of the soils for the construction of the Improvements, all mechanical or structural studies, grading plans, drainage studies, and plans and other similar studies, plans, drawings, or reports of any nature relating to the construction of the Improvements;
     (l) All management contracts, service contracts, operating agreements, variances and permits relating to the Land and/or Improvements;
     (m) All after-acquired title to or remainder or reversion of any of the foregoing, all and any proceeds of any of the foregoing, all and any additions, accessions and extensions to, improvements of and substitutions and replacements of any of the foregoing and all additional lands, estates, interests, rights, or other property acquired by Mortgagor after the date of this Mortgage, all without need for any additional mortgage, assignment, pledge, or conveyance to Mortgagee but Mortgagor will execute and deliver to Mortgagee upon Mortgagee’s request any documents or instruments to further effect or evidence the foregoing; and
     (n) Together with the right in the case of foreclosure hereunder of the encumbered property for Mortgagee to take and use the name by which the buildings and all other improvements situated on the Land are commonly known and the right to manage and operate the said buildings under any such name and variants thereof;

Subject only to the Permitted Encumbrances (as herein defined) and to secure payment of the Obligations.
     The parties intend the definition of Mortgaged Property to be broadly construed and in the case of doubt as to whether a particular item is to be included in the definition of Mortgaged Property, the doubt shall be resolved in favor of inclusion.
     TO HAVE AND TO HOLD the same, and all estate therein, together with all the rights, privileges and appurtenances thereunto belonging, to the use and benefit of Mortgagee, its successors and assigns, forever.
     PROVIDED NEVERTHELESS, should the Obligations be paid and performed, then these presents will be of no further force and effect, and this Mortgage shall be satisfied by Mortgagee, at the expense of Mortgagor.
     This Mortgage also constitutes a security agreement within the meaning of the Uniform Commercial Code as in effect in the State of Illinois (the “UCC”), with respect to all property described herein as to which a security interest may be granted and/or perfected pursuant to the UCC, and is intended to afford Mortgagee, to the fullest extent allowed by law, the rights and remedies of a secured party under the UCC.
     MORTGAGOR FURTHER agrees as follows:
ARTICLE 1.
AGREEMENTS
     Section 1.1 Performance of Obligations; Incorporation by Reference. Mortgagor shall pay and perform the Obligations when due. Time is of the essence hereof. All of the covenants, obligations, agreements, warranties and representations of Mortgagor contained in this Agreement, the Loan Agreement and the other Loan Documents and all of the terms and provisions thereof, are hereby incorporated herein and made a part hereof by reference as if fully set forth herein.
     Section 1.2 Further Assurances. If Mortgagee requests, Mortgagor shall sign and deliver and cause to be recorded as Mortgagee shall direct any further mortgages, amendments of or supplements to this Mortgage, instruments of further assurance, certificates and other documents with respect to the Mortgaged Property as Mortgagee reasonably may consider necessary or desirable, and shall do such acts reasonably required by Mortgagee, in order to attach, perfect, continue and preserve the Obligations and Mortgagee’s rights, title, estate, liens and interests under the Loan Documents. Mortgagor further agrees to pay to Mortgagee, upon demand, all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and refiling of any such documents, including reasonable attorneys’ fees.
     Section 1.3 Sale, Transfer, Encumbrance. If Mortgagor sells, conveys, transfers or otherwise disposes of, or encumbers, any part of its interest (legal or beneficial) in the

Mortgaged Property, whether directly or indirectly, voluntarily, involuntarily or by operation of law (except for Permitted Encumbrances) except as permitted by the Loan Agreement, without the prior written consent of Mortgagee, Mortgagee shall have the option to declare the Obligations immediately due and payable immediately upon notice. Included within the foregoing actions requiring prior written consent of Mortgagee are: (a) sale of the Mortgaged Property by deed or contract for deed; (b) mortgaging or granting a lien on the Mortgaged Property; and (c) except for the issuance of membership interests of Mortgagor in connection with the current registered public offering of Mortgagor, a change of control in 50% or more of the equity interest or voting power or control of Mortgagor. Mortgagor shall give notice of any proposed action effecting any of the foregoing to Mortgagee for Mortgagee’s consent at least thirty (30) days prior to taking such action. Mortgagor shall pay all reasonable costs and expenses incurred by Mortgagee in evaluating any such action. Mortgagee may condition its consent upon reasonable modification of the Loan Documents or payment of reasonable fees. No such action shall relieve Mortgagor from liability for the Obligations as set forth herein. The consent by Mortgagee to any action shall not constitute a waiver of the necessity of such consent to any subsequent action.
     Section 1.4 Insurance. Mortgagor shall obtain, maintain and keep in full force and effect and shall furnish to Mortgagee copies of policies of insurance as described in, and meeting the requirements set forth in, the Loan Agreement. At least ten (10) days prior to the termination of any such coverage, Mortgagor shall provide Mortgagee with evidence satisfactory to Mortgagee that such coverage will be renewed or replaced upon termination with insurance that complies with the provisions of this Section and the Loan Agreement. Mortgagor, at its sole cost and expense, from time to time when Mortgagee shall so request, will provide Mortgagee with evidence, in a form acceptable to Mortgagee, of the full insurable replacement cost of the Mortgaged Property. All property and liability insurance policies maintained by Mortgagor pursuant to this Section and the Loan Agreement shall (i) include effective waivers by the insurer of all claims for insurance premiums against Mortgagee, and (ii) provide that any losses shall be payable notwithstanding (a) any act of negligence by Mortgagor or Mortgagee, (b) any foreclosure or other proceedings or notice of foreclosure sale relating to the Mortgaged Property, or (c) any release from liability or waiver of subrogation rights granted by the insured. In addition, all policies of casualty insurance shall contain standard noncontributory mortgagee loss payable clauses to Mortgagee, and the comprehensive general liability and other liability policies required in the Loan Agreement, including environmental or pollution policies if so required, shall name Mortgagee as an additional insured.
     Section 1.5 Taxes, Liens and Claims, Utilities. Mortgagor shall pay and discharge when due, or cause to be paid and discharged when due, all taxes, assessments and governmental charges and levies (collectively “Impositions”) imposed upon or against the Mortgaged Property or the Rents, or upon or against the Obligations, or upon or against the interest of Mortgagee in the Mortgaged Property or the Obligations, except Impositions measured by the income of Mortgagee. Mortgagor shall provide evidence of such payment at Mortgagee’s request. Mortgagor shall keep the Mortgaged Property free and clear of all liens (including, but not limited to, mechanics’ liens), encumbrances, easements, covenants, conditions, restrictions and reservations (collectively “Liens”) except those set forth in Exhibit B attached hereto and made a part hereof (the “Permitted Encumbrances”). Mortgagor shall pay or cause to be paid when due all charges or fees for utilities and services supplied to the Mortgaged Property. Notwithstanding anything to the contrary contained in this Section, Mortgagor shall not be required to pay or discharge any Imposition or Lien other than a mechanics’ lien so long as Mortgagor shall in good faith, and after giving notice to Mortgagee, contest the same by appropriate legal proceedings. If Mortgagor contests any Imposition or Lien against the Mortgaged Property, Mortgagor shall provide such security to Mortgagee as Mortgagee shall reasonably require against loss or impairment of Mortgagor’s ownership of or Mortgagee’s lien on the Mortgaged Property and shall in any event pay such Imposition or Lien before loss or impairment occurs.
     Section 1.6 Escrow Payments. If requested by Mortgagee after the occurrence of an Event of Default, Mortgagor shall deposit with Mortgagee monthly on the first day of each month the amount reasonably estimated by Mortgagee to be necessary to enable Mortgagee to pay, at least five (5) days before they become due, all Impositions against the Mortgaged Property and the premiums upon all insurance required hereby to be maintained with respect to the Mortgaged Property. All funds so deposited shall secure the Obligations. Any such deposits shall be held by Mortgagee, or its nominee, in a non-interest bearing account and may be commingled with other funds. Such deposits shall be used to pay such Impositions and insurance premiums when due. Any excess sums so deposited shall be retained by Mortgagee and shall be applied to pay said items in the future, unless the Obligations have been paid and performed in full, in which case all excess sums so paid shall be refunded to Mortgagor. Upon the occurrence of an Event of Default, Mortgagee may apply any funds in said account against the Obligations in such order as Mortgagee may determine in Mortgagee’s sole discretion.
     Section 1.7 Maintenance and Repair; Compliance with Laws. Mortgagor shall cause the Mortgaged Property to be operated, maintained and repaired in safe and good repair, working order and condition, reasonable wear and tear excepted; shall not commit or permit waste thereof; except as provided in any Loan Document, shall not remove, demolish or substantially alter the design or structural character of any Improvements without the prior written consent of Mortgagee; shall complete or cause to be completed forthwith any Improvements which are now or may hereafter be under construction upon the Land; shall materially comply or cause material compliance with all laws, statutes, ordinances and codes, and governmental rules, regulations, requirements and permits and licenses, applicable to the Mortgaged Property or the manner of using or operating the same, and with any covenants, conditions, restrictions and reservations affecting the title to the Mortgaged Property, and with the terms of all insurance policies relating to the Mortgaged Property; and shall obtain and maintain in full force and effect all consents, permits and licenses necessary for the use and operation of the Mortgaged Property in Mortgagor’s business. Mortgagor shall obtain and maintain in full force and effect all certificates, licenses, permits and approvals that are required by law or necessary for the construction of the Improvements or the use, occupancy or operation of the Project. Mortgagor shall promptly notify Mortgagee in writing of the receipt by Mortgagor of any notice relating to the violation or allegation or claim of violation of any applicable laws, licenses or permits and of the commencement or threatened commencement of any proceedings or investigations which relate to compliance with applicable laws, permits or licenses. Subject to the provisions of this Mortgage with respect to insurance proceeds and condemnation awards, Mortgagor shall promptly repair, restore and rebuild any Improvements now or hereafter on the Mortgaged

Property which may become damaged or destroyed, such Improvements to be of at least equal value and quality and of substantially the same character as prior to such damage or destruction.
     Section 1.8 Leases.
          (a) Notwithstanding anything to the contrary herein, Mortgagor shall not enter into any Lease without Mortgagee’s prior written consent, and shall furnish to Mortgagee, upon execution, a complete and fully executed copy of each Lease. Mortgagor shall provide Mortgagee with a copy of each proposed Lease requiring the consent of Mortgagee and with any information requested by Mortgagee regarding the proposed Tenant thereunder. Mortgagee may declare each Lease to be prior or subordinate to this Mortgage, at Mortgagee’s option.
          (b) Mortgagor shall, at its cost and expense, perform each obligation to be performed by the landlord under each Lease; not borrow against, pledge or further assign any rents or other payments due thereunder; not permit the prepayment of any rents or other payments due for more than one (1) month in advance; and not permit any Tenant to assign its Lease or sublet the premises covered by its Lease, unless required to do so by the terms thereof and then only if such assignment does not work to relieve the Tenant of any liability for performance of its obligations thereunder.
          (c) If any Tenant shall default under its Lease, Mortgagor shall, in the ordinary course of business, exercise sound business judgment with respect to such default, but may not discount, compromise, forgive or waive claims or discharge the Tenant from its obligations under the Lease or terminate or accept a surrender of the Lease without the prior written consent of Mortgagee.
          (d) If Mortgagor fails to perform any obligations of Mortgagor under any Lease or if Mortgagee becomes aware of or is notified by any Tenant of a failure on the part of Mortgagor to so perform, Mortgagee may, but shall not be obligated to, without waiving or releasing Mortgagor from any Obligation, remedy such failure, and Mortgagor agrees to repay upon demand all sums incurred by Mortgagee in remedying any such failure, together with interest thereon from the date incurred at an annual rate equal to nine percent (9%) in excess of the one month LIBOR Rate (as set forth and defined in the Loan Agreement).
          (e) For purposes of this Mortgage, the following terms shall have the following meanings:
               (i) “Lease”: Any lease, occupancy agreement or other document or agreement, written or oral, permitting any Person to use or occupy any part of the Mortgaged Property.
               (ii) “Person”: Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

               (iii) “Tenant”: Any person or party using or occupying any part of the Mortgaged Property pursuant to a Lease.
     Section 1.9 Indemnity. Mortgagor shall reimburse, indemnify and defend Mortgagee and its participants and their respective directors, officers, attorneys, agents and employees (collectively the “Indemnified Parties”) against, and hold the Indemnified Parties harmless from, all losses, damages, suits, claims, judgments, penalties, fines, liabilities, costs and expenses by reason of, or on account of, or in connection with the construction, reconstruction or alteration of the Mortgaged Property during Mortgagor’s ownership thereof, the use and operation of Mortgagor’s business on the Land, Mortgagor’s failure to operate Mortgagor’s business on the Mortgaged Property in compliance with all applicable laws and permits and licenses, Mortgagor’s breach of Mortgagor’s obligations under this Mortgage, the Loan Agreement or any other Loan Document, or any accident, injury, death or damage to any person or property occurring in, on or about the Mortgaged Property during Mortgagor’s ownership thereof, or any street, drive, sidewalk, curb or passageway adjacent thereto, except to the extent that the same results from the willful misconduct or gross negligence of the person or party seeking indemnification. The indemnity contained in this Section shall include costs of defense of any such claim asserted against an Indemnified Party, including reasonable attorneys’ fees. The indemnity contained in this Section shall survive payment and performance of the Obligations and satisfaction and release of this Mortgage and any foreclosure thereof or acquisition of title by deed in lieu of foreclosure. Notwithstanding the foregoing, Mortgagor’s liability hereunder shall terminate at such time as a private or governmental plaintiff is barred by the applicable statute of limitations from bringing a claim for the actions giving rise to Mortgagee’s claim for indemnification hereunder.
     Section 1.10 Assignment of Leases and Rents.
          (a) As additional security for the indebtedness secured by this Mortgage, Mortgagor does hereby bargain, sell, assign, transfer and set over unto Mortgagee all Leases and all the rents, fees, issues, profits, revenues, royalties and other income of any kind (“Rents”) which, whether before or after foreclosure, or during the full statutory period of redemption, if any, shall accrue and be owing for the use or occupation of the Mortgaged Property or any part thereof. So long as no Event of Default exists under this Mortgage, Mortgagor shall have a revocable license to collect, but not more than one (1) month in advance under any Lease, all Rents earned prior to default. This Mortgage constitutes an absolute, irrevocable, currently effective assignment of Rents and profits. Mortgagor hereby appoints Mortgagee as Mortgagor’s true and lawful attorney-in-fact with full power of substitution to demand, collect and receive any and all Rents which may be or become due and payable by Tenants after the occurrence of any Event of Default, which appointment is coupled with an interest and is irrevocable. Mortgagee may, at its discretion, file any claim or take any action to collect and enforce the payment of Rents, either in Mortgagee’s name or Mortgagor’s name or otherwise. Tenants are hereby expressly authorized and directed by Mortgagor to pay to Mortgagee all Rents upon Mortgagee’s demand, and such Tenants are hereby expressly relieved of any and all duty, obligation or liability to Mortgagor in respect of any Rents so paid to Mortgagee.

          (b) If, at any time after an Event of Default hereunder, in the sole discretion of Mortgagee, a receivership may be necessary to protect the Mortgaged Property or its Rents, whether before or after maturity of any Loan and whether before or at the time of or after the institution of suit to collect such indebtedness, or to enforce this Mortgage, Mortgagee, as a matter of strict right and regardless of the value of the Mortgaged Property or the amounts due hereunder or secured hereby, or of the solvency of any party bound for the payment of such indebtedness, shall have the right to the appointment of a receiver to take charge of, manage, preserve, protect, rent and operate the Mortgaged Property, to collect the Rents thereof, to make all necessary and needful repairs, and to pay all Impositions against the Mortgaged Property and all premiums for insurance thereon, and to do such other acts as may by such court be authorized and directed, and after payment of the expenses of the receivership and the management of the Mortgaged Property, to apply the net proceeds of such receivership in reduction of the Obligations and indebtedness secured hereby or in such other manner as the said court shall direct notwithstanding the fact that the amount owing thereon may not then be due and payable or the said Obligations and indebtedness is otherwise adequately secured. Such receivership shall, at the option of Mortgagee, continue until full payment of all sums hereby secured or until title to the Mortgaged Property shall have passed by sale under this Mortgage, or until terminated by the court.
          (c) The reasonable costs and expenses (including any receiver’s fees and reasonable attorneys’ fees) incurred by Mortgagee pursuant to the powers herein contained shall be reimbursed by Mortgagor to Mortgagee on demand as promptly as practicable, shall be secured hereby and shall bear interest from the date incurred at an annual rate equal to nine percent (9%) in excess of the one month LIBOR Rate (as set forth in the Loan Agreement). Unless otherwise required by the court, Mortgagee shall not be liable to account to Mortgagor for any action taken pursuant hereto, other than to account for any Rents, fees, issues, revenues, profits or proceeds actually received by Mortgagee.
ARTICLE 2.
REPRESENTATIONS AND WARRANTIES
     Mortgagor represents and warrants to Mortgagor and covenants with Mortgagor as follows:
     Section 2.1 Ownership, Liens, Compliance with Laws. Except for Permitted Encumbrances and the Liens permitted by the Loan Agreement, Mortgagor owns the Mortgaged Property free from all Liens, except the Permitted Encumbrances and has good and marketable fee simple title to the Mortgaged Property. To the best of Mortgagor’s knowledge, all applicable zoning, environmental, land use, subdivision, building, fire, safety and health laws, statutes, ordinances, codes, rules, regulations and requirements affecting the Mortgaged Property permit the current use and occupancy thereof and Mortgagor’s intended use and occupancy of the Mortgaged Property upon substantial completion of the Project, and Mortgagor has obtained all consents, permits and licenses required for such use and intended use. Mortgagor has examined and is familiar with all applicable covenants, conditions, restrictions and reservations, and with all applicable laws, statutes, ordinances, codes and governmental rules, regulations and requirements affecting the Mortgaged Property, and to the best of Mortgagor’s knowledge, the Mortgaged Property complies in all material respects with all of the foregoing.
     Section 2.2 Use. The Mortgaged Property is not homestead property, a single or two family dwelling, nor is it agricultural property or in agricultural use. The construction, use and occupancy of the Project complies and will comply with all requirements of law and any Permitted Encumbrance. No portion of any Improvements (other than parking and driveway areas if permitted by the applicable easement) will be/are constructed over areas subject to easements. Neither the zoning nor any of the right to construct or to use any Improvements will be/is to any extent dependent upon or related to any real estate other than the Land; and all approvals, licenses, permits, certifications, filings and other actions required by law with respect to the construction, use, occupancy and operation of the Mortgaged Property, have been or will be received.
     Section 2.3 Utilities; Services. The Mortgaged Property is serviced by all necessary public utilities, including, but not limited to, water, electricity, natural gas, telephone, storm sewer and sanitary sewer, and all such utilities are operational and have sufficient capacity. There is no contract or agreement providing for services to or maintenance of the Mortgaged Property which cannot be cancelled upon 30 days’ or less notice. The Mortgaged Property has access to all public streets and railroad spurs and tracks, and is benefited by all necessary easements, to allow the operation of the Mortgaged Property by Mortgagor as an ethanol plant in the ordinary course of business and in a prudent manner.
     Section 2.4 Construction of the Improvements. Mortgagor has, or prior to commencement of construction of any Improvements will have, received all requisite building permits and approvals, all approvals and consents to the Plans and without limiting the generality of the foregoing, complied with all requirements of law applicable to the construction of the Project. Mortgagor shall promptly complete all Improvements in a good and workmanlike manner in accordance with the Plans approved by Mortgagee and Mortgagor shall promptly pay when due all bills and costs for labor, services, utilities and materials, and Mortgagor shall keep the Mortgaged Property free from any liens or encumbrances of any nature except for this Mortgage, the Permitted Exceptions and the liens and encumbrances permitted by the Loan Agreement.
     Section 2.5 Business Purpose; Usury Exemption. Mortgagor hereby represents, or if applicable Mortgagor has been advised by its beneficiaries, that the proceeds of the loan secured by this Mortgage will be used for the purposes specified in 815 ILCS 205/4 and that the principal obligation secured hereby constitutes a “business loan” that comes within the purview and operation of that section
     Section 2.6 Antiterrorism Regulations. Neither the Mortgagor, any affiliate of the Mortgagor, nor any person owning an interest in either of the foregoing is a “Specially Designated National” or a “Blocked Person” as those terms are defined in the Office of Foreign Asset Control Regulations, 31 C.F.R. Part 500.

     Section 2.7 Prohibited Person Compliance. Mortgagor warrants, represents, and covenants that neither Mortgagor, any guarantor, nor any of their respective affiliated entities is or will be an entity or person (i) that is listed in the Annex to or is otherwise subject to the provisions of Executive Order 13,224, issued on September 24, 2001 (EO13224); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control’s (OFAC) most current list of “Specially Designated National and Blocked Persons,” (which list may be published from time to time in various mediums including, but not limited to, the OFAC Web site, www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit, or supports “terrorism,” as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in subparts i — iv are herein referred to as a Prohibited Person). Mortgagor covenants and agrees that neither Mortgagor, nor any guarantor nor any of their respective affiliated entities, will knowingly (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including but not limited to the making or receiving of any contribution of funds, goods, or services to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in EO13,224. Mortgagor further covenants and agrees to deliver (from time to time) to Mortgagee any such certification or other evidence as may be requested by Mortgagee in its sole and absolute discretion, confirming that, to the best of Mortgagor’s knowledge, (i) neither Mortgagor nor any guarantor is a Prohibited Person and (ii) neither Mortgagor nor any guarantor has engaged in any business, transaction, or dealings with a Prohibited Person, including but not limited to the making or receiving of any contribution of funds, goods, or services to or for the benefit of a Prohibited Person.
ARTICLE 3.
CASUALTY; CONDEMNATION
     Section 3.1 Casualty, Repair, Proof of Loss. If any portion of the Mortgaged Property shall be damaged or destroyed by any cause (a “Casualty”), Mortgagor shall, subject to Section 3.2 below:
          (a) give notice to the Mortgagee as promptly as practicable; and
          (b) unless the Mortgagee has withheld Casualty proceeds during the twelve (12) months prior to the latest maturity date of the Loans and insurance proceeds and other funds are not available to Mortgagor, promptly commence and diligently pursue to completion (in accordance with plans and specifications approved by Mortgagee) the restoration, repair and rebuilding of the Mortgaged Property at least as nearly as possible to its value, condition and character immediately prior to the Casualty; and
          (c) if the Casualty is covered by insurance, immediately make proof of loss and to the extent permitted by this Mortgage, collect all insurance proceeds, all such proceeds to be payable to Mortgagee or as Mortgagee shall direct. If an Event of Default shall be in existence, or if Mortgagor shall fail to provide notice to Mortgagee of filing proof of loss, or if Mortgagor shall not be diligently proceeding, in Mortgagee’s reasonable opinion, to collect such insurance proceeds, then Mortgagee may, but is not obligated to, make proof of loss, and is authorized, but is not obligated, to settle any claim with respect thereto, and to collect the proceeds thereof.
     Section 3.2 Use of Insurance Proceeds. Mortgagee shall make the net insurance proceeds received by it (after reimbursement of Mortgagee’s reasonable out-of pocket costs of collecting and disbursing the same) available to Mortgagor to pay the cost of restoration, repair and rebuilding of the Mortgaged Property, subject to all of the following conditions precedent:
          (a) There shall be no Event of Default in existence at the time of any disbursement of the insurance proceeds;
          (b) Mortgagee shall have determined, in its reasonable discretion, that the cost of restoration, repair and rebuilding is and will be equal to or less than the amount of insurance proceeds and other funds deposited by Mortgagor with Mortgagee for restoration and repair of the Mortgaged Property;
          (c) Mortgagee shall have determined, in its reasonable discretion, that the restoration, repair and rebuilding can be completed in accordance with plans and specifications approved by Mortgagee (such approval not to be unreasonably withheld), and in accordance with applicable laws, codes, regulations and ordinances;
          (d) All funds shall be disbursed, at Mortgagee’s option, in accordance with Mortgagee’s customary disbursement procedures for construction loans;
          (e) The Casualty results in damage of $1,000,000.00 or less; and
          (f) The restoration, repair and rebuilding of the Mortgaged Property can be completed within nine (9) months following the date of the Casualty, or such additional period of time as Mortgagee, in its reasonable discretion, shall permit.
If any of these conditions shall not be satisfied, then Mortgagee shall have the right to either use the insurance proceeds to prepay the Obligations or make such proceeds available for restoration, repair and rebuilding of the Mortgaged Property. If any insurance proceeds shall remain after completion of the restoration, repair and rebuilding of the Mortgaged Property, they shall be disbursed to Mortgagor, or the Person legally entitled thereto, or at the Mortgagee’s discretion, used to prepay the Obligations.
     In the event such insurance proceeds are made available for restoration and repair by the Mortgagee, Mortgagor shall pay all costs incurred by Mortgagee in connection with the application of such insurance proceeds (including but not limited to reasonable costs incurred by Mortgagee, and a title company or agent approved by Mortgagee in overseeing the disbursement of such insurance proceeds), and the Improvements shall be restored or rebuilt so as to be of at least equal value and substantially the same character as prior to such damage or destruction.

     Section 3.3 Condemnation. If any portion of the Mortgaged Property shall be taken, condemned or acquired pursuant to exercise of the power of eminent domain or threat thereof (a “Condemnation”), Mortgagor shall:
          (a) give notice thereof to Mortgagee as promptly as practicable, and send a copy of each document received by Mortgagor in connection with the Condemnation to Mortgagee promptly after receipt; and
          (b) diligently pursue any negotiation and prosecute any proceeding in connection with the Condemnation at Mortgagor’s expense. If an Event of Default shall be in existence, or if Mortgagor, in Mortgagee’s reasonable opinion, shall not be diligently negotiating or prosecuting the claim, Mortgagee is authorized, but not required, to negotiate and prosecute the claim and appear at any hearing for itself and on behalf of Mortgagor and to compromise or settle all compensation for the Condemnation. Mortgagee shall not be liable to Mortgagor for any failure by Mortgagee to collect or to exercise diligence in collecting any such compensation. Mortgagor shall not compromise or settle any claim resulting from the Condemnation if such settlement shall result in payment of more than $10,000 less than Mortgagee’s reasonable estimate of the damages therefrom. All awards shall be paid to Mortgagee.
     Section 3.4 Use of Condemnation Proceeds. Mortgagee shall make the net proceeds of any Condemnation received by it (after reimbursement of Mortgagee’s out-of-pocket costs of collecting and disbursing the same) available to Mortgagor for restoration, repair and rebuilding of the Mortgaged Property, subject to all of the following conditions precedent:
          (a) There shall be no Event of Default in existence at the time of any disbursement of the condemnation proceeds;
          (b) Mortgagee shall have determined, in its reasonable discretion, that the cost of restoration, repair and rebuilding is and will be equal to or less than the amount of condemnation proceeds and other funds deposited by Mortgagor with Mortgagee;
          (c) Mortgagee shall have determined, in its reasonable discretion, that the restoration, repair and rebuilding can be completed in accordance with plans and specifications approved by Mortgagee (such approval not to be unreasonably withheld), in accordance with applicable laws, codes, regulations and ordinances and in accordance with the terms, and within the time requirements in order to prevent termination of any Lease;
          (d) All funds shall be disbursed, at Mortgagee’s option, in accordance with Mortgagee’s customary disbursement procedures for construction loans; and
          (e) The condemnation or taking causes damage of $500,000.00 or less or requires restoration which costs less than $500,000.00; and
          (f) The restoration, repair and rebuilding of the Mortgaged Property can be completed within nine (9) months of the date of the taking, or such additional period of time as Mortgagee, in its reasonable discretion, shall permit.

If any of these conditions shall not be satisfied, then Mortgagee shall have the right to either use the condemnation award proceeds to prepay the Obligations or make such proceeds available for restoration, repair and rebuilding of the Mortgaged Property. If any condemnation proceeds shall remain after completion of the restoration, repair and rebuilding of the Mortgaged Property, they shall be disbursed to Mortgagor, or to the Person legally entitled thereto, or at Mortgagee’s discretion, used to prepay the Obligations.
ARTICLE 4.
DEFAULTS AND REMEDIES
     Section 4.1 Events of Default. An Event of Default, as defined in the Loan Agreement or any other Loan Document, shall constitute an Event of Default hereunder. In addition, Mortgagor’s failure to perform, observe or comply with its obligations in this Mortgage shall be an Event of Default.
     Section 4.2 Remedies. Subject to any applicable notice and cure and/or grace periods in the Loan Agreement after the occurrence and continuance of an Event of Default, Mortgagee shall be entitled to invoke any and all of the rights and remedies described below, in addition to all other rights and remedies available to Mortgagee under any Loan Document or available at law or in equity. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.
          (a) Acceleration. Mortgagee may declare any or all of the Obligations to be due and payable immediately. In addition, Mortgagee shall have no further obligation to make any Advances under any Loan. If, while any insurance proceeds or condemnation awards are being held by Mortgagee to reimburse Mortgagor for the cost of rebuilding or restoration of buildings or improvements on the Mortgaged Property, Mortgagee shall accelerate the Obligations, then and in such event, Mortgagee shall be entitled to apply all such insurance proceeds and condemnation awards then held by it in reduction of the Obligations and any excess held by it over the amount of Obligations then due hereunder shall be returned to Mortgagor or the Persons legally entitled thereto without interest.
          (b) Receiver. Mortgagee shall have the right to obtain a receiver in accordance with applicable law at any time after an Event of Default which is continuing, whether or not an action for foreclosure has been commenced. Any court having jurisdiction shall, at the request of Mortgagee following an Event of Default which is continuing, appoint a receiver to take immediate possession of the Mortgaged Property and to rent or operate the same as he may deem best for the interest of all parties concerned, and unless otherwise required by the court, such receiver shall be liable to account to the Mortgagor only for the net profits, after application of rents, issues and profits upon the costs and expenses of the receivership and upon the Obligations.
     Mortgagee shall have the right, at any time to advance money to the receiver to pay any part or all of the items which the receiver should otherwise pay if cash were available from the Mortgaged Property and sums so advanced, with interest at an annual rate equal to nine percent

(9%) in excess of the one month LIBOR Rate shall be secured hereby, or if advanced during the period of redemption shall be a part of the sum required to be paid to redeem from the sale.
          (c) Entry. To the extent allowed by applicable law, Mortgagee, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Mortgaged Property, and may also do any and all other things in connection with those actions that Mortgagee may in its sole discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include: taking and possessing all of Mortgagor’s or the then owner’s books and records; entering into, enforcing, modifying or canceling leases on such terms and conditions as Mortgagee may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collection and receiving any payment of money owing to Mortgagee; terminating management agreements, contracts or agents/managers responsible for the operation and/or property management of the Mortgaged Property; completing any unfinished construction; and/or contracting for and making repairs and alterations. If Mortgagee so requests, Mortgagor shall assemble all of the Mortgaged Property that has been removed from the Land and make all of it available to Mortgagee at the site of the Land. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as Mortgagor’s attorney-in-fact to perform such acts and execute such documents as Mortgagee in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Mortgagor’s name on any instruments, such appointment being coupled with an interest and irrevocable.
          (d) Cure; Protection of Security. Mortgagee may cure any breach or default of Mortgagor, and if it chooses to do so in connection with any such cure, Mortgagee may also entered the Mortgaged Property and/or do any and all other things which it may in its sole reasonable discretion consider necessary and appropriate to protect the security of this Mortgage. Any reasonable amounts expended by Mortgagee under this Section 4.2(d) shall be secured by this Mortgage and shall be payable upon demand and shall accrue interest at a variable per annum rate equal to nine percent (9%) in excess of the one month LIBOR Rate until paid in full.
          (e) Uniform Commercial Code Remedies. Mortgagee may exercise any or all of the remedies granted to a secured party under the UCC.
          (f) Foreclosure; Lawsuits. In the event that any provision in this Mortgage shall be inconsistent with any provision of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15-1101 et seq. herein called the “Act”), the provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Act. If any provision of this Mortgage shall grant to Mortgagee any rights or remedies upon an Event of Default which are more limited than the rights that would otherwise be vested in Mortgagee under the Act in the absence of said provision, Mortgagee shall be vested with the rights granted in the Act to the full extent permitted by law. Without limiting the generality of the foregoing, all expenses incurred by Mortgagee to the extent reimbursable under 735 ILCS 5/15-1510 and 735 ILCS 5/15-1512 of the Act, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in this Mortgage, shall be added to the Obligations.

     Mortgagee or its nominee may institute such mortgage foreclosure actions provided for by Illinois law in accordance with applicable law and may bid and become the purchaser of all or any part of the Mortgaged Property at any foreclosure or other sale hereunder, and the amount of Mortgagee’s successful bid shall be credited on the Obligations. Without limiting the foregoing, Mortgagee may proceed by a suit or suits in law or equity, whether for specific performance of any covenant or agreement herein contained or contained in any of the other Loan Documents, or in aid of the execution of any power herein or therein granted, or for any foreclosure under the judgment or decree of any court of competent jurisdiction, or for damages, or to collect the indebtedness secured hereby, or for the enforcement of any other appropriate legal, equitable, statutory or contractual remedy.
          (g) Other Remedies. Mortgagee may exercise all rights and remedies contained in any other instrument, document, agreement or other writing heretofore, concurrently or in the future executed by Mortgagor or any other Person or entity in favor of Mortgagee in connection with the Obligations or any part thereof, without prejudice to the right of Mortgagee thereafter to enforce any appropriate remedy against Mortgagor. Mortgagee shall have the right to pursue all remedies afforded to a Mortgagee under applicable law, and shall have the benefit of all of the provisions of such applicable law, including all amendments thereto which may become effective from time to time after the date hereof. In the event any provision of such statutes which is specifically referred to herein may be repealed, as allowed under applicable law, Mortgagee shall have the benefit of such provision as most recently existing prior to such repeal, as though the same were incorporated herein by express reference.
          (h) Power of Sale for Personal Mortgaged Property. Under this power of sale, Mortgagee shall have the discretionary right to cause some or all of the Mortgaged Property, which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law. For purposes of this power of sale, to the extent allowed by applicable law, Mortgagee may elect to treat as personal property any Mortgaged Property which is intangible or which can be severed from the Land or Improvements without causing structural damage. If it chooses to do so, Mortgagee may dispose of any personal property, in any manner permitted by Article 9 of the UCC, including any public or private sale, or in any manner permitted by any other applicable law.
          (i) Single or Multiple Foreclosure Sales. If the Mortgaged Property consists of more than one lot, parcel or item of Mortgaged Property, Mortgagee may, in accordance with applicable law:
               (i) designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and
               (ii) elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale, or pursuant to the power of sale contained herein; or through two or more such sales or dispositions; or in any other manner Mortgagee may deem to be in its best interests (any foreclosure sale or disposition as permitted by the terms hereof is sometimes referred to herein as a “Foreclosure Sale;” and any two or more such sales, “Foreclosure Sales”).
If it chooses to have more than one Foreclosure Sale, Mortgagee at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as it may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens of this Mortgage on any part of the Mortgaged Property which has not been sold, until the Obligations have been paid in full.
     Section 4.3 Expenses of Exercising Rights Powers and Remedies. The reasonable expenses (including any receiver’s fees, reasonable attorneys’ fees, appraisers’ fees, environmental engineers’ and/or consultants’ fees, auctioneer’s fees and costs, costs incurred for documentary and expert evidence, stenographers’ charges, publication costs, costs (which may be estimated as to items to be expended after entry of the decree of foreclosure) of procuring all abstracts of title, continuations of abstracts of title, title searches and examinations, UCC and chattel lien searches, and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute any foreclosure action or to evidence to bidders at any sale which may be had pursuant to any foreclosure decree the true condition of the title to or the value of the Mortgaged Property) incurred by Mortgagee after the occurrence and continuance of any Event of Default and/or in pursuing the rights, powers and remedies contained in this Mortgage shall be immediately due and payable by Mortgagor, with interest thereon from the date incurred at an annual rate equal to nine percent (9%) in excess of the one month LIBOR Rate and shall be added to the indebtedness secured by this Mortgage.
     Section 4.4 Restoration of Position. In case Mortgagee shall have proceeded to enforce any right under this Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, then, and in every such case, Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property subject to the lien hereof, except as might otherwise be determined by a final order of a court of competent jurisdiction.
     Section 4.5 Marshalling. Mortgagor, for itself and on behalf of all Persons which may claim under Mortgagor, hereby waives all requirements of law relating to the marshalling of assets, if any, which would be applicable in connection with the enforcement by Mortgagee of its remedies for an Event of Default hereunder, absent this waiver. Mortgagee shall not be required to sell or realize upon any portion of the Mortgaged Property before selling or realizing upon any other portion thereof.
     Section 4.6 Waivers. No waiver of any provision hereof shall be implied from the conduct of the parties. Any such waiver must be in writing and must be signed by the party against which such waiver is sought to be enforced. The waiver or release of any breach of the provisions set forth herein to be kept and performed shall not be a waiver or release of any preceding or subsequent breach of the same or any other provision. No receipt of partial payment after acceleration of the Obligations shall waive the acceleration. No payment by Mortgagor or receipt by Mortgagee of a lesser amount than the full amount secured hereby shall be deemed to be other than on account of the sums due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Mortgagee may accept any check or payment without prejudice to Mortgagee’s right to recover the balance of such sums or to pursue any other remedy provided in this Mortgage. The consent by Mortgagee to any matter or event requiring such consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event.
     Section 4.7 Mortgagee’s Right to Cure Defaults. If Mortgagor shall fail to comply with any of the terms of this Mortgage with respect to the procuring of insurance, the payment of taxes, assessments and other charges, the keeping of the Mortgaged Property in repair, or any other term contained herein and such failure shall continue for a period of ten (10) days after notice of such failure from Mortgagee, Mortgagee may make advances to perform the same without releasing any of the Obligations. Mortgagor agrees to repay upon demand all sums so advanced and all sums expended by Mortgagee in connection with such performance, including without limitation reasonable attorneys’ fees, with interest at an annual rate equal to nine percent (9%) in excess of the one month LIBOR Rate from the dates such advances are made until paid in full, and all sums so advanced and/or expenses incurred, with interest, shall be secured hereby, but no such advance and/or incurring of expense by Mortgagee, shall be deemed to relieve Mortgagor from any default hereunder, or to release any of the Obligations.
     Section 4.8 Collateral Protection Act. Pursuant to the requirements of the Illinois Collateral Protection Act, the Mortgagor is hereby notified as follows: Unless the Mortgagor provides the Mortgagee with evidence of the insurance coverage required by this Mortgage or any of the other Loan Documents, Mortgagee may purchase insurance at the Mortgagor’s expense to protect Mortgagee’s interests in the Mortgaged Property for the Obligations. This insurance may, but need not protect the Mortgagor’s interests. The coverage the Mortgagee purchases may not pay any claim that the Mortgagor makes or any claim that is made against the Mortgagor in connection with the Mortgaged Property or any other collateral for the Obligations. The Mortgagor may later cancel any insurance purchased by Mortgagee but only after providing Mortgagee with evidence that the Mortgagor has obtained insurance as required by this Mortgage or any of the other Loan Documents. If Mortgagee purchases insurance for the Mortgaged Property for the Obligations, the Mortgagor will be responsible for the costs of that insurance, including interest and any other charges that Mortgagee may lawfully impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the total outstanding Obligations. The costs of the insurance obtained by Mortgagee may be more than the cost of insurance that the Mortgagor may be able to obtain on its own.
     Section 4.9 Suits and Proceedings. Mortgagee shall have the power and authority, upon prior notice to Mortgagor, to institute and maintain any suits and proceedings as Mortgagee may deem advisable to (i) prevent any impairment of the Mortgaged Property by any act which may be unlawful or by any violation of this Mortgage, (ii) preserve or protect its interest in the Mortgaged Property, or (iii) restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if, in the sole opinion of Mortgagee, the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee’s interest.

ARTICLE 5.
MISCELLANEOUS
     Section 5.1 Binding Effect; Survival; Number; Gender. This Mortgage shall be binding on and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns. All agreements, representations and warranties contained herein or otherwise heretofore made by Mortgagor to Mortgagee shall survive the execution and delivery hereof. The singular of all terms used herein shall include the plural, the plural shall include the singular, and the use of any gender herein shall include all other genders, where the context so requires or permits.
     Section 5.2 Severability. The unenforceability or invalidity of any provision of this Mortgage as to any person or circumstance shall not render that provision unenforceable or invalid as to any other person or circumstance.
     Section 5.3 Notices. Any notice or other communication to any party in connection with this Mortgage shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified below, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four (4) days after the date of mailing if mailed. Notices shall be given to or made upon the respective parties hereto at their respective addresses set forth below:

If to Mortgagee:	First National Bank of Omaha
1620 Dodge Street, Stop 1050
Omaha, Nebraska 68197-1050
Attn: Fallon Savage
Fax No.: (402) 633-3519

If to Mortgagor:	One Earth Energy, LLC
1306 West 8th Street
Gibson City, Illinois 60936-0546
Attn: Steve Kelly
Fax No.: (217) 784 — 8949
Either party may change its address for notices by a notice given pursuant to this Section.
     Section 5.4 Applicable Law. This Mortgage shall be construed and enforceable in accordance with, and be governed by, the laws of the State of Illinois, without giving effect to conflict of laws or principles thereof.
     Section 5.5 Waiver of Reinstatement and Other Rights. Mortgagor acknowledges that the transaction of which this Mortgage is a part is a transaction which does not include either agricultural real estate as defined in 735 ILCS 5/15-1201 of the Act, or residential real estate (as defined in 735 ILCS 15/1219 of the Act), and to the full extent permitted by law, hereby voluntarily and knowingly waives its rights to reinstatement and redemption as allowed under 735 ILCS 5/15-1601 of the Act, and to the full extent permitted by law, waives the benefits of all present and future valuation, appraisement, homestead, exemption, stay, extension or redemption, right to notice of election to accelerate the Obligations, and moratorium laws under any state or federal law.
     Section 5.6 Waiver of Jury Trial. Mortgagor and Mortgagee each irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Mortgage or the transactions contemplated hereby.
     Section 5.7 Effect. This Mortgage is in addition and not in substitution for any other guarantees, covenants, obligations or other rights now or hereafter held by Mortgagee from any other person or entity in connection with the Obligations.
     Section 5.8 Assignability. Mortgagee shall have the right to assign this Mortgage, in whole or in part, or sell participation interests herein, to any Person obtaining an interest in the Loans.
     Section 5.9 Headings. Headings of the Sections of this Mortgage are inserted for convenience only and shall not be deemed to constitute a part hereof.
     Section 5.10 Fixture Filing. This instrument shall be deemed to be a Fixture Filing within the meaning of the UCC, and for such purpose, the following information is given:

(a)	Name and address of Debtor:	One Earth Energy, LLC
1306 West 8th Street
Gibson City, Illinois 60936-0546
USA

(b)	Type of Organization:	Limited liability company

(c)	Jurisdiction of Organization:	Illinois

(d)	Organizational I.D. No.:	01686828

(e)	Name and address of Secured	First National Bank of Omaha
	Party:	1620 Dodge Street, Stop 1050
Omaha, Nebraska 68197-1050
USA

(f)	Description of the collateral:	See granting clause above

(g)	Description of real estate to which the collateral is attached or upon which it is or will be located:	See Exhibit A hereto.
Some of the above-described collateral is or is to become fixtures upon the above-described real estate, and this Fixture Filing is to be filed for record in the public real estate records. Mortgagor is the owner of the Land and Improvements.
     Section 5.11 Estoppel Certificate. At any time and from time to time, within ten (10) Business Days after receipt from Mortgagee of a written request therefor, Mortgagor shall prepare, execute and deliver to Mortgagee, and/or any other party which Mortgagee may designate, an estoppel certificate stating: (a) the amount of the unpaid principal balance and accrued interest secured by this Mortgage on the date thereof; (b) the date upon which the last payment secured by this Mortgage was made and the date the next payment secured by this Mortgage is due; and (c) that the provisions of the Loan Agreement, this Mortgage and the other Loan Documents described in said request have not been materially amended or changed in any manner, that there are no material defaults or Events of Default then existing under the terms of the Loan Agreement, this Mortgage or the other Loan Documents described in said request, and that Mortgagor has no defenses, claims or offsets against full enforcement hereof and thereof according to the terms hereof and thereof, or listing and describing any such amendments, changes, defaults, events of default, defenses, claims or offsets which do exist.
     Section 5.12 Definitions. Capitalized terms not otherwise defined in this Mortgage shall have the meaning given to such terms in the Loan Agreement.
ARTICLE 6.
ENVIRONMENTAL
     Section 6.1 Environmental Matters; Notice; Indemnity. Mortgagor covenants and agrees as follows:
          (a) For purposes of this Mortgage, the following definitions shall apply:
               (i) The term “Environmental Law” means and includes any federal, state or local law, statute, regulation or ordinance pertaining to health, industrial hygiene or the environmental or ecological conditions on, under or about the Mortgaged Property, including without limitation each of the following (and their respective successor provisions): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. sections 9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. sections 6901 et seq. (“RCRA”); the Federal Hazardous Materials Transportation Act, as amended, 49 U.S.C. sections 1801 et seq.; the Toxic Substance Control Act, as amended, 15 U.S.C. sections 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. sections 1857 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. sections 1251 et seq.; and the rules, regulations and ordinances of the U.S. Environmental Protection

Agency and of all other federal, state, county and municipal agencies, boards, commissions and other governmental bodies and officers having jurisdiction over the Mortgaged Property or the use or operation of the Mortgaged Property.
               (ii) The term “Hazardous Substance” means and includes: (1) those substances included within the definitions of “hazardous substances”, “hazardous materials, hazardous waste”, “pollutants”, “toxic substances” or “solid waste” in any Environmental Law; (2) those substances listed in the U.S. Department of Transportation Table or amendments thereto (49 CFR 172.101) or by the U.S. Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and any amendments thereto); (3) those other substances, materials and wastes which are or become, regulated under any applicable federal, state or local law, regulation or ordinance or by any federal, state or local governmental agency, board, commission or other governmental body, or which are or become classified as hazardous or toxic by any such law, regulation or ordinance; and (4) any material, waste or substance which is any of the following: (A) asbestos; (B) polychlorinated biphenyl; (C) designated or listed as a “hazardous substance” pursuant to section 311 or section 307 of the Clean Water Act (33 U.S.C. sections 1251 et ); (D) explosive; (E) radioactive; (F) a petroleum product; or (G) infectious waste. Notwithstanding anything to the contrary herein, the term “Hazardous Substance” shall not include commercially sold products otherwise within the definition of the term “Hazardous Substance”, but (X) which are used or disposed of by Mortgagor or used or sold by tenants of the Mortgaged Property in the ordinary course of their respective businesses, (Y) the presence of which product is not prohibited by applicable Environmental Law, and (Z) the use and disposal of which are in all respects in accordance with applicable Environmental Law.
               (iii) The term “Enforcement or Remedial Action” means and includes any action taken by any person or entity in an attempt or asserted attempt to enforce, to achieve compliance with, or to collect or impose assessments, penalties, fines, or other sanctions provided by, any Environmental Law.
               (iv) The term “Environmental Liability” means and includes any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage (including consequential damage), injury, judgment, assessment, penalty, fine, cost of Enforcement or Remedial Action, or any other cost or expense whatsoever, including actual, reasonable attorneys’ fees and disbursements, resulting from or arising out of the violation or alleged violation of any Environmental Law, any Enforcement or Remedial Action, or any alleged exposure of any person or property to any Hazardous Substance.
          (b) Mortgagor, its successors and assigns, after reasonable inquiry, covenants, warrants and represents that, to the best of its knowledge, except as disclosed in the environmental studies identified in Exhibit C attached hereto and incorporated herein by reference:
               (i) No Hazardous Substances have been or shall be discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape or migrate, or shall threaten to be injected, emptied, poured, leached, or spilled on or from the Mortgaged Property.

               (ii) No asbestos or asbestos-containing materials have been or will be installed, used, incorporated into, placed on, or disposed of on the Mortgaged Property.
               (iii) No polychlorinated biphenyls (“PCBs”) are or will be located on or in the Mortgaged Property, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device.
               (iv) No investigation, administrative order, consent order and agreement, litigation, settlement, lien or encumbrance with respect to Hazardous Substances is proposed, threatened, anticipated or in existence with respect to the Mortgaged Property.
               (v) The Mortgaged Property and Mortgagor’s operations at the Mortgaged Property are in compliance with all applicable Environmental Laws including without limitation any, state and local statutes, laws and regulations and all permits and licenses issued for the operation of the Mortgaged Property. No notice has been served on Mortgagor, or any subsidiary of Mortgagor, from any entity, government body, or individual claiming any violation of any law, regulation, ordinance or code, or requiring compliance with any law, regulation, ordinance or code, or demanding payment or contribution for environmental damage or injury to natural resources. Copies of any such notices received subsequent to the date hereof shall be forwarded to Mortgagee within three (3) days of their receipt.
               (vi) Mortgagor has no knowledge of the release or threat of release of any Hazardous Substances from any property adjoining or in the immediate vicinity of the Mortgaged Property.
               (vii) No portion of the Mortgaged Property is a wetland or other water of the United States subject to jurisdiction under Section 404 of the Clean Water Act (33 U.S.C. § 1344) or any comparable state statute or local ordinance or regulation defining or protecting wetlands or other special aquatic areas.
               (viii) There are no concentrations of radon or other radioactive gases or materials in any buildings or structures on the Mortgaged Property that exceed background ambient air levels.
               (ix) To the best of Mortgagor’s knowledge, there have been no complaints of illness or sickness alleged to result from conditions inside any buildings or structures on the Mortgaged Property.
          (c) Mortgagor will give prompt written notice to Mortgagee of:
               (i) any proceeding, known investigation or inquiry commenced by any governmental authority with respect to the presence of any Hazardous Substance on, under or about the Mortgaged Property or the migration thereof to or from adjoining property;

               (ii) all claims made or threatened by any individual or entity against Mortgagor or the Mortgaged Property relating to any loss or injury allegedly resulting from any Hazardous Substance;
               (iii) the discovery by Mortgagor of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property which might cause the Mortgaged Property or any part thereof to be subject to any restriction on the ownership, occupancy, transferability or use of the Mortgaged Property under any Environmental Law; and
               (iv) any notice from any governmental authority alleging or claiming the violation of or non-compliance with any permit or license relating to Mortgagor’s operations on the Mortgaged Property, or the revocation, or threatened revocation, of any such permit or license relating or necessary to the operation of the Mortgagor’s business on the Mortgaged Property.
          (d) Mortgagee shall have the right and privilege to: (i) join in and participate in, as a party if it so elects, any one or more legal proceedings or actions initiated with respect to the Mortgaged Property; and to (ii) have all costs and expenses thereof (including without limitation Mortgagee’s reasonable attorneys’ fees and costs) paid by Mortgagor. In addition, Mortgagee and any other Person designated by Mortgagee shall have the right, but not the obligation, to enter upon the Mortgaged Property at any reasonable time to assess any and all aspects of the environmental condition of the Mortgaged Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined by Mortgagee in its sole discretion) and taking samples of air, soil, groundwater or other water, building materials, and conducting invasive testing. Mortgagor shall cooperate with and provide access to Mortgagee or any Person designated by Mortgagee.
          (e) Mortgagor agrees to protect, defend, reimburse, indemnify and hold harmless Mortgagee, its directors, officers, employees, agents, contractors, sub-contractors, licensees, invitees, participants, successors and assigns, from and against any Environmental Liability and any and all claims, demands, judgments, settlements, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, losses, penalties, costs, including but not limited to any cleanup costs, remediation costs and response costs, and all expenses of any kind whatsoever including reasonable attorneys’ fees and expenses, including but not limited to those arising out of loss of life, injury to persons, property or business or damage to natural resources in connection with the activities of Mortgagor, or parties in a contractual relationship with Mortgagor, and any of them, the foregoing being collectively referred to as “Claims”, which:
               (i) arise out of the actual, alleged or threatened migration, spill, leaching, pouring, emptying, injection, discharge, dispersal, release, storage, treatment, generation, disposal or escape of any Hazardous Substances onto or from the Mortgaged Property; or
               (ii) actually or allegedly arise out of, in connection with the Mortgaged Property, the use, specification or inclusion of any product, material or process containing

Hazardous Substances, the failure to detect the existence or proportion of Hazardous Substances in the soil, air, surface water or ground water, or the performance of or failure to perform the abatement of any Hazardous Substances source or the replacement or removal of any soil, water, surface water or ground water containing any Hazardous Substances; or
               (iii) arise out of the breach of any covenant, warranty or representation contained in any statement or other information given by Mortgagor to Mortgagee relating to environmental matters; or
               (iv) arise out of any Enforcement or Remedial Action or any judicial or administrative action brought pursuant to any Environmental Law; or
               (v) The violation of or non-compliance with any permits or licenses required in connection with the operation of the Project.
          Mortgagor, its successors and assigns, shall bear, pay and discharge when and as the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against Mortgagee described in this subparagraph (e), shall hold Mortgagee harmless for those judgments or claims, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this subparagraph (e).
          Mortgagor’s indemnifications and representations made herein shall survive any termination or expiration of the documents evidencing or securing the Loans and/or the repayment of the indebtedness evidenced by the Loans, including, but not limited to, any foreclosure on this Mortgage or acceptance of a deed in lieu of foreclosure. Notwithstanding the foregoing, Mortgagor’s liability hereunder shall terminate at such time as a private or governmental plaintiff is barred by the applicable statute of limitations from bringing a claim for the actions giving rise to Mortgagee’s claim for indemnification hereunder.
          (f) If any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the “Remedial Work”) is reasonably necessary (in the case of an operation and maintenance program or similar monitoring or preventative programs) or necessary, both as determined by an independent environmental consultant selected by Mortgagee under any applicable federal, state or local law, regulation or ordinance, or under any judicial or administrative order or judgment, or by any governmental person, board, commission or agency, because of or in connection with the current or future presence or release of a Hazardous Substance into the air, soil, groundwater, or surface water at, on, about, under or within the Mortgaged Property or any portion thereof, Mortgagor shall within thirty (30) days after written demand by Mortgagee for the performance (or within such shorter time as may be required under applicable law, regulation, ordinance, order or agreement), commence and thereafter diligently prosecute to completion all such Remedial Work to the extent required by law. All Remedial Work shall be performed by contractors approved in advance by Mortgagee (which approval in each case shall not be unreasonably withheld or delayed) and under the supervision of a consulting engineer approved in advance by Mortgagee.

All costs and expenses of such Remedial Work (including without limitation the reasonable fees and expenses of Mortgagee’s counsel) incurred in connection with monitoring or review of the Remedial Work shall be paid by Mortgagor. If Mortgagor shall fail or neglect to timely commence or cause to be commenced, or shall fail to diligently prosecute to completion, such Remedial Work, Mortgagee may (but shall not be required to) cause such Remedial Work to be performed; and all costs and expenses thereof, or incurred in connection therewith (including, without limitation, the reasonable fees and expenses of Mortgagee’s counsel), shall be paid by Mortgagor to Mortgagee forthwith after demand and shall be a part of the Indebtedness.
     IN WITNESS WHEREOF, Mortgagor has executed and delivered this Mortgage as of the date first written above.
IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

MORTGAGOR:

ONE EARTH ENERGY, LLC, an Illinois limited liability company

By:	/s/ Steve Kelly

Name:	Steve Kelly

Title:	President

Prepared by and Return to:
James M. Pfeffer

Stinson Morrison Hecker LLP
1299 Farnam St., Suite 1500
Omaha, Nebraska 68102

CERTIFICATE OF ACKNOWLEDGMENT

STATE OF ILLINOIS	)
	)	ss.
COUNTY OF WINNEBAGO	)
     Before me, a Notary Public in and for said County and State, personally appeared Steven Kelly, known to me to be the President of One Earth Energy, LLC, an Illinois limited liability company, and acknowledged the execution of the foregoing Construction Loan Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement for and on behalf of such limited liability company.

/s/ Kelly Nicholas Notary Public-Signature

Kelly Nicholas

Notary Public-Printed Name

Date: September 20, 2007
My commission expires:
9-23-09
My County of Residence: Winnebago County, Illinois

EXHIBIT A
LEGAL DESCRIPTION
Parcel 1:
All that part of the South 1204.28 Feet of the South Half of Section 3, Township 23 North, Range 7 East of the Third Principal Meridian, Ford County, Illinois, lying east of the Northerly Extension of the East Line of a tract of land conveyed to Ameren Energy Generating Company by Special Warranty Deed recorded September 11, 2000, as Document No. 216254 in the Ford County Recorder’s Office, and lying west of the Northerly Extension of the East Line of the West 250 Feet of the Northeast Quarter of Section 10, Township 23 North, Range 7 East of the Third Principal Meridian, situated in the City of Gibson, County of Ford and State of Illinois.
Said Parcel 1 contains 34.00 acres, more or less.
Parcel 2:
A part of the Northwest Quarter of Section 10, Township 23 North, Range 7 East of the Third Principal Meridian, Gibson City, Ford County, Illinois, more particularly described as follows: Beginning at the Northeast Corner of Lot 4 in the First Addition to Jordan Industrial Park Subdivision in the City of Gibson City, Illinois, according to the Plat recorded as Document No. 205053 in the Ford County Recorder’s Office. From said Point of Beginning, thence west 1146.34 feet along the North Line of said Lot 4 to the Northwest Corner thereof; thence north 543.85 feet along the East Right-of-Way line of Jordan Drive according to the Dedication thereof recorded as Document No. 212435 in said Recorder’s Office which forms an angle to the left of 90°00’00” with the last described course; thence east 20.00 feet along said Right-of-Way Line which forms an angle to the left of 89°39’36” with the last described course; thence north 30.00 feet along said Right-of-Way Line which forms an angle to the left of 270°20’24” with the last described course to the Southwest Corner of Parcel 4 conveyed to Ameren Energy Generating Company by Warranty Deed recorded as Document No. 235733 in said Recorder’s Office; thence east 150.65 feet along the South Line of said Parcel 4 which forms an angle to the left of 89°39’36” with the last described course to the Southeast Corner thereof; thence north 580.00 feet along the East Line of said Parcel 4 and the East Line of a Tract of Land conveyed by Special Warranty Deed recorded as Document No. 216254 in said Recorder’s Office, which lines form an angle to the left of 269°57’50” with the last described course to the Northeast Corner of said Tract, said Northeast Corner being on the North Line of the Northwest Quarter of said Section 10; thence east 979.71 feet along said North Line which forms an angle to the left of 90°02’10” with the last described course to the Northeast Corner of the Northwest Quarter of said Section 10; thence south 1147.04 feet along the East Line of the Northwest Quarter of said Section 10 which forms an angle to the left of 89°57’15; with the last described course to the Point of Beginning, situated in the County of Ford and State of Illinois, containing 28.07 acres, more or less.
Parcel 3:
Lot 4 in the First Addition to Jordan Industrial Park Subdivision in the City of Gibson, Ford County, Illinois, according to the Plat recorded as Document No. 205053 in the Ford County

Recorder’s Office excepting (Exception No. 1) therefrom the East 100 Feet of even width thereof and also excepting (Exception No. 2) the following described tract: A part of Lot 4 in the First Addition to Jordan Industrial Park Subdivision in the City of Gibson City, Ford County, Illinois according to the Plat recorded as Document No. 205053 in the Ford County Recorder’s Office, more particularly described as follows: Beginning at a point on the North Line of said Lot 4 lying 100.00 feet west of the Northeast Corner thereof, said point being the Northwest Corner of a Tract of Land conveyed to Bloomer Line Railroad according to the Deed recorded as Document No. 217701 in said Recorder’s Office. From said Point of Beginning, thence west 551.97 feet along the North Line of said Lot 4 to the point of intersection with the Northerly Extension of the West Line of Lot 3 in said First Addition; thence south 599.81 feet along said Northerly Extension which forms an angle to the right of 90°56’03” with the last described course to the Northwest Corner of said Lot 3 being a point on the South Line of said Lot 4; thence east 557.71 feet along the South Line of said Lot 4 which forms an angle to the right of 89°03’55” with the last described course to a point lying 100.00 feet west of the Southeast Corner of said Lot 4, said point being the Southwest Corner of said Tract conveyed by Document No. 217701; thence north 599.74 feet along the West Line of said Tract which forms an angle to the right of 90°23’11” with the last described course to the Point of Beginning, situated in the County of Ford and State of Illinois.
Said Parcel 3 contains 7.85 acres, more or less.
Parcel 4:
A part of a Tract of Land conveyed by Warranty Deed recorded January 27, 2005 as Document No. 231777 in the Ford County Recorder’s Office being a part of Lot 4 in the First Addition to Jordan Industrial Park Subdivision in the City of Gibson City, Ford County, Illinois, according to the Plant recorded as Document No. 205053 in the Ford County Recorder’s Office, more particularly described as follows: Beginning at a point on the North Line of said Lot 4 lying 100.00 feet west of the Northeast Corner thereof, said point being the Northwest Corner of a Tract of Land conveyed to Bloomer Line Railroad according to the Deed recorded as Document No. 217701 in said Recorder’s Office. From said Point of Beginning, thence west 551.97 feet along the North Line of said Lot 4 to the point of intersection with the Northerly Extension of the West Line of Lot 3 in said First Addition; thence south 599.81 feet along said Northerly Extension which forms an angle to the right of 90°56’03” with the last described course to the Northwest Corner of said Lot 3 being a point on the South Line of said Lot 4: thence east 60.00 feet along the South Line of said Lot 4 which forms an angle to the right of 89°03’55” with the last described course; thence north 200.00 feet along a line which is parallel with the West Line of said Tract conveyed by Document No. 217701 and which forms an angle to the right of 90°23’11” with the last described course; thence east 497.71 feet along a line which is parallel with the South Line of said Lot 4 and which forms an angle to the right of 269°36’49” with the last described course to a point on the West Line of said Tract conveyed by Document No. 217701 lying 200.00 feet north of the Southwest corner thereof; thence North 399.74 feet along the West Line of said Tract which forms an angle to the right of 90°23’11” with the last described course to the Point of Beginning, containing 5.35 acres, more or less.

Parcel 5:
All that part of the West 250 Feet of the Northeast Quarter of Section 10, Township 23 North, Range 7 East of the Third Principal Meridian, situated in the City of Gibson, County of Ford and State of Illinois, lying north of the North Line of a tract of land conveyed to Alliance Grain Company by Warranty Deed recorded October 2, 2000, as Document No. 216478 in the Ford County Recorder’s Office.
Said Parcel 5 contains 10.02 acres, more or less.
Parcel 6:
All that part of the North 100 Feet of the Northeast Quarter of Section 10, Township 23 North, Range 7 East of the Third Principal Meridian, Gibson City, Ford County, Illinois, lying west of the Centerline of Drummer Creek and East of the East Line of a tract of land conveyed to One Earth Energy, LLC by Warranty Deed recorded May 2, 2007, as Document No. 238795 in the Recorder’s Office of Ford County, Illinois, situated in the County of Ford and State of Illinois.
Said Parcel 6 contains 4.84 acres, more or less.

EXHIBIT B
PERMITTED ENCUMBRANCES
None.

EXHIBIT C
ENVIRONMENTAL STUDIES
PHASE I ENVIRONMENTAL SITE ASSESSMENT DATED MARCH 30, 2006 PREPARED BY TERRACON CONSULTANTS, INC.